Exhibit 99.1
3M Reports Third-Quarter 2021 Results
Third-Quarter Highlights:
–Sales of $8.9 billion, up 7.1 percent year-on-year
–Organic local-currency sales increased 6.3 percent year-on-year
–Earnings per share of $2.45
–Operating cash flow of $1.9 billion; adjusted free cash flow of $1.5 billion, down 29 percent year-on-year
–Returned $1.4 billion to shareholders via dividends and gross share repurchases
–Company updates full-year 2021 outlook
ST. PAUL, Minn. – October 26, 2021 − 3M (NYSE: MMM) today reported third-quarter 2021 results.

“In the face of continued global challenges, the 3M team executed well and delivered broad-based organic growth, along with strong margins and cash flow,” said 3M chairman and chief executive officer Mike Roman. “Overall, end-market demand remained strong, and we navigated supply chain disruptions by maintaining a relentless focus on serving and innovating for our customers. Moving ahead, we will continue to invest for the future by investing in strong demand areas aligned with global trends, while improving our operational performance, driving productivity and advancing sustainability.”
Third-Quarter Results
Sales grew 7.1 percent year-on-year to $8.9 billion. Organic local-currency sales increased 6.3 percent. Foreign currency translation increased sales by 0.8 percent year-on-year.
Total sales grew 8.1 percent in Consumer, 7.2 percent in Safety and Industrial, 5.8 percent in Transportation and Electronics, and 4.1 percent in Health Care. Organic local-currency sales increased 7.6 percent in Consumer, 6.1 percent in Safety and Industrial, 5.1 percent in Transportation and Electronics, and 3.3 percent in Health Care.
On a geographic basis, total sales grew 7.9 percent in the Americas, 6.8 percent in Asia Pacific, and 5.2 percent in EMEA (Europe, Middle East and Africa). Organic local-currency sales grew 7.4 percent in the Americas, 5.6 percent in Asia Pacific, and 4.2 percent in EMEA.
Third-quarter earnings per share was $2.45 per share, flat year-on-year. Third quarter operating income was $1.8 billion with operating margins of 20.0 percent.
The company’s operating cash flow was $1.9 billion with adjusted free cash flow of $1.5 billion contributing to adjusted free cash flow conversion of 107 percent. 3M returned $1.4 billion to shareholders in the third quarter of 2021, including $856 million in cash dividends and $527 million of gross share repurchases. See the “Supplemental Financial Information Non-GAAP Measures” section for applicable information.
Full-Year 2021 Outlook

3M is updating its full-year 2021 sales and earnings expectations to include the company’s year-to-date results and reflect the current global supply chain disruptions.

	Updated Guidance	Prior Guidance
Total sales growth	9% to 10%	7% to 10%
Organic local-currency sales growth	8% to 9%	6% to 9%
Earnings per share	$9.70 to $9.90	$9.70 to $10.10

3M continues to expect to generate strong cash flow and maintains its full-year free cash flow conversion range of 90 to 100 percent, as referenced in the “Supplemental Financial Information Non-GAAP Measures” section.

Third-Quarter Business Group Discussion
Safety and Industrial
•Sales of $3.2 billion, up 7.2 percent in U.S. dollars. Organic local-currency sales increased 6.1 percent, and foreign currency translation increased sales by 1.1 percent.
•On an organic local-currency basis:
•Sales increased in abrasives, industrial adhesives and tapes, electrical markets, closure and masking systems, and automotive aftermarket, and decreased in roofing granules and personal safety.
•Sales grew in Asia Pacific and the Americas and declined in EMEA.
•Segment operating income was $620 million, a decrease of 20 percent year-on-year; operating margins of 19.2 percent.
Transportation and Electronics
•Sales of $2.5 billion, up 5.8 percent in U.S. dollars. Organic local-currency sales increased 5.1 percent, and foreign currency translation increased sales by 0.7 percent.
•On an organic local-currency basis:
•Sales increased in advanced materials, commercial solutions, automotive and aerospace, and transportation safety, and decreased in electronics.
•Sales grew in the Americas and EMEA and declined in Asia Pacific.
•Segment operating income was $465 million, a decrease of 9 percent year-on-year; operating margins of 19.0 percent.
Health Care
•Sales of $2.2 billion, up 4.1 percent in U.S. dollars. Organic local-currency sales increased 3.3 percent and, foreign currency translation increased sales by 0.8 percent.
•On an organic local-currency basis:
•Sales increased in food safety, oral care, health information systems, and separation and purification, and decreased in medical solutions.
•Sales grew in Asia Pacific, EMEA and the Americas.
•Segment operating income was $529 million, an increase of 7 percent year-on-year; operating margins were 23.5 percent.
Consumer
•Sales of $1.5 billion, up 8.1 percent in U.S. dollars. Organic local-currency sales increased 7.6 percent, and foreign currency translation increased sales by 0.5 percent.
•On an organic local-currency basis:
•Sales increased in stationery and office, consumer health and safety, home improvement, and home care.
•Sales grew in the Americas and Asia Pacific and declined in EMEA.
•Segment operating income was $332 million, a decrease 3 percent year-on-year; operating margins were 21.7 percent.
3M will conduct an investor teleconference at 9:00 a.m. EDT (8:00 a.m. CDT) today. Investors can access this conference via the following:
•Live webcast at http://investors.3M.com.
•Live telephone:
Call 800-762-2596 within the U.S. or +1 212-231-2916 outside the U.S. Please join the call at least 10 minutes before the start time.
•Webcast replay:
Go to 3M’s Investor Relations website at http://investors.3M.com and click on “Quarterly Earnings.”
•Telephone replay:
Call 800-633-8284 within the U.S. or +1 402-977-9140 outside the U.S. (for both U.S. and outside the U.S., the access code is 21972037). The telephone replay will be available until 11:30 a.m. EDT (10:30 a.m. CDT) on November 2, 2021.

Forward-Looking Statements
This news release contains forward-looking information about 3M's financial results and estimates and business prospects that involve substantial risks and uncertainties. You can identify these statements by the use of words such as "anticipate," "estimate," "expect," "aim," "project," "intend," "plan," "believe," "will," "should," "could," "target," "forecast" and other words and terms of similar meaning in connection with any discussion of future operating or financial performance or business plans or prospects. Among the factors that could cause actual results to differ materially are the following: (1) worldwide economic, political, regulatory, capital markets and other external conditions and other factors beyond the Company's control, including natural and other disasters or climate change affecting the operations of the Company or its customers and suppliers; (2) risks related to public health crises such as the global pandemic associated with the coronavirus (COVID-19); (3) foreign currency exchange rates and fluctuations in those rates; (4) liabilities related to certain fluorochemicals, including lawsuits concerning various PFAS-related products and chemistries, and claims and governmental regulatory proceedings and inquiries related to PFAS in a variety of jurisdictions; (5) legal proceedings, including significant developments that could occur in the legal and regulatory proceedings described in the Company's Annual Report on Form 10-K for the year ended December 31, 2020, and any subsequent quarterly reports on Form 10-Q (the “Reports”); (6) competitive conditions and customer preferences; (7) the timing and market acceptance of new product offerings; (8) the availability and cost of purchased components, compounds, raw materials, labor, and energy (including oil and natural gas and their derivatives) due to shortages, increased demand and wages, logistics, manufacturing site disruptions or supply chain interruptions (including those caused by natural and other disasters and other events); (9) unanticipated problems or delays with the phased implementation of a global enterprise resource planning (ERP) system, or security breaches and other disruptions to the Company's information technology infrastructure; (10) the impact of acquisitions, strategic alliances, divestitures and other unusual events resulting from portfolio management actions and other evolving business strategies, and possible organizational restructuring; (11) operational execution, including scenarios where the Company generates fewer productivity improvements than estimated; (12) financial market risks that may affect the Company’s funding obligations under defined benefit pension and postretirement plans; (13) the Company's credit ratings and its cost of capital; and (14) tax-related external conditions, including changes in tax rates, laws or regulations. Changes in such assumptions or factors could produce significantly different results. A further description of these factors is located in the Reports under "Cautionary Note Concerning Factors That May Affect Future Results" and "Risk Factors" in Part I, Items 1 and 1A (Annual Report) and in Part I, Item 2 and Part II, Item 1A (Quarterly Reports), as updated by applicable Current Reports on Form 8-K. The information contained in this news release is as of the date indicated. The Company assumes no obligation to update any forward-looking statements contained in this news release as a result of new information or future events or developments.

3M Company and Subsidiaries
CONSOLIDATED STATEMENT OF INCOME
(Millions, except per-share amounts)
(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2021	2020	2021	2020
Net sales	$8,942	$8,350	$26,743	$23,601

Operating expenses
Cost of sales	4,853	4,303	14,097	12,217
Selling, general and administrative expenses	1,819	1,677	5,373	5,039
Research, development and related expenses	482	461	1,520	1,422
Gain on sale of businesses	—	—	—	(389)
Total operating expenses	7,154	6,441	20,990	18,289
Operating income	1,788	1,909	5,753	5,312

Other expense (income), net	31	83	113	248

Income before income taxes	1,757	1,826	5,640	5,064
Provision for income taxes	324	391	1,058	1,016
Income of consolidated group	1,433	1,435	4,582	4,048

Income (loss) from unconsolidated subsidiaries, net of taxes	4	(1)	7	(1)
Net income including noncontrolling interest	1,437	1,434	4,589	4,047

Less: Net income (loss) attributable to noncontrolling interest	3	4	7	3

Net income attributable to 3M	$1,434	$1,430	$4,582	$4,044

Weighted average 3M common shares outstanding – basic	579.6	577.8	580.3	577.2
Earnings per share attributable to 3M common shareholders – basic	$2.47	$2.47	$7.90	$7.01

Weighted average 3M common shares outstanding – diluted	586.3	582.4	587.1	581.6
Earnings per share attributable to 3M common shareholders – diluted	$2.45	$2.45	$7.81	$6.95

3M Company and Subsidiaries
CONDENSED CONSOLIDATED BALANCE SHEET
(Dollars in millions)
(Unaudited)

	September 30, 2021		December 31, 2020
ASSETS
Current assets
Cash and cash equivalents	$4,878		$4,634
Marketable securities – current	855		404
Accounts receivable – net	4,916		4,705
Inventories	4,950		4,239
Prepaids	501		675
Other current assets	326		325
Total current assets	16,426		14,982
Property, plant and equipment – net	9,323		9,421
Operating lease right of use assets	840		864
Goodwill and intangible assets – net	19,023		19,637
Other assets	2,666		2,440
Total assets	$48,278		$47,344
LIABILITIES AND EQUITY
Current liabilities
Short-term borrowings and current portion of long-term debt	$1,972		$806
Accounts payable	2,862		2,561
Accrued payroll	1,019		747
Accrued income taxes	278		300
Operating lease liabilities – current	262		256
Other current liabilities	3,242		3,278
Total current liabilities	9,635		7,948
Long-term debt	16,193		17,989
Other liabilities	7,920	8,476	8,476
Total liabilities	33,748		34,413
Total equity	14,530		12,931
Shares outstanding
September 30, 2021: 576,252,803
December 31, 2020: 577,749,638
Total liabilities and equity	$48,278		$47,344

3M Company and Subsidiaries
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Dollars in millions)
(Unaudited)

	Nine months ended September 30,
	2021	2020
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	$5,449	$5,598

Cash flows from investing activities:
Purchases of property, plant and equipment	(1,047)	(1,079)
Acquisitions, net of cash acquired	—	(25)
Purchases and proceeds from sale or maturities of marketable securities and investments – net	(447)	170
Proceeds from sale of businesses, net of cash sold	—	576
Other investing activities	62	37

NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES	(1,432)	(321)

Cash flows from financing activities:
Change in debt	(445)	(870)
Purchases of treasury stock	(1,261)	(366)
Proceeds from issuances of treasury stock pursuant to stock option and benefit plans	566	325
Dividends paid to shareholders	(2,572)	(2,540)
Other financing activities	(21)	(47)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(3,733)	(3,498)

Effect of exchange rate changes on cash and cash equivalents	(40)	(11)

Net increase (decrease) in cash and cash equivalents	244	1,768
Cash and cash equivalents at beginning of year	4,634	2,353

Cash and cash equivalents at end of period	$4,878	$4,121

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES
(Unaudited)

(Dollars in millions, except per share amounts)	Operating Income	Operating Income Margin	Income Before Taxes		Provision for Income Taxes	Effective Tax Rate	Net Income Attributable to 3M	Earnings Per Diluted Share	Earnings per diluted share percent change
Q3 2020 GAAP	$1,909	22.9%	$1,826		$391	21.5%	$1,430	$2.45
Adjustments for special items:
None	—		—	0	—		—	—
Q3 2020 adjusted amounts (non-GAAP measures) (a)	$1,909	22.9%	$1,826		$391	21.5%	$1,430	$2.45

Q3 2021 GAAP	$1,788	20.0%	$1,757		$324	18.4%	$1,434	$2.45	—%
Adjustments for special items:
None	—		—		—		—	—
Q3 2021 adjusted amounts (non-GAAP measures) (a)	$1,788	20.0%	$1,757		$324	18.4%	$1,434	$2.45	—%

(Dollars in millions, except per share amounts)	Operating Income	Operating Income Margin	Income Before Taxes	Provision for Income Taxes	Effective Tax Rate	Net Income Attributable to 3M	Earnings Per Diluted Share	Earnings per diluted share percent change
Nine months ended September 30, 2020 GAAP	$5,312	22.5%	$5,064	$1,016	20.1%	$4,044	$6.95
Adjustments for special items:
Significant litigation-related charges/benefits	17		17	56		(39)	(0.07)
Gain/loss on sale of businesses	(389)		(389)	(86)		(303)	(0.52)
Divestiture-related restructuring actions	55		55	9		46	0.08
Nine months ended September 30, 2020 adjusted amounts (non-GAAP measures) (a)	$4,995	21.2%	$4,747	$995	21.0%	$3,748	$6.44

Nine months ended September 30, 2021 GAAP	$5,753	21.5%	$5,640	$1,058	18.8%	$4,582	$7.81	12%
Adjustments for special items:
None	—		—	—		—	—
Nine months ended September 30, 2021 adjusted amounts (non-GAAP measures) (a)	$5,753	21.5%	$5,640	$1,058	18.8%	$4,582	$7.81	21%
__________________________
(a)In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides non-GAAP measures that adjust for the impact of special items. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. Operating income (measure of segment operating performance), income before taxes, net income, earnings per share, and effective tax rate are all measures for which 3M provides the reported GAAP measure and a measure adjusted for special items. The adjusted measures are not in accordance with, nor are they a substitute for, GAAP measures. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes that discussion of results adjusted for these items is

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
meaningful to investors as it provides a useful analysis of ongoing underlying operating trends. The determination of these items may not be comparable to similarly titled measures used by other companies.

	Three months ended September 30,		Nine months ended September 30,
Major GAAP Cash Flow Categories (dollars in millions)	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$1,874	$2,480	$5,449	$5,598
Net cash provided by (used in) investing activities	(389)	(523)	(1,432)	(321)
Net cash provided by (used in) financing activities	(1,299)	(2,097)	(3,733)	(3,498)

Free cash flow (non-GAAP measure) (dollars in billions)	Full-Year 2021 Forecast
Net cash provided by (used in) operating activities	$6.7 to $7.3
Purchases of property, plant and equipment	($1.5 to $1.6)
Free cash flow (b)	$5.1 to $5.8

Net income attributable to 3M	$5.7 to $5.8
Free cash flow conversion (b)	90% to 100%

	Three months ended September 30,		Nine months ended September 30,
Adjusted Free Cash Flow (non-GAAP measure) (dollars in millions)	2021	2020	2021	2020
Net cash provided by (used in) operating activities	$1,874	$2,480	$5,449	$5,598
Purchases of property, plant and equipment	(343)	(368)	(1,047)	(1,079)
Free cash flow	1,531	2,112	4,402	4,519
Adjustments for special items:
Significant litigation-related after-tax payment impacts	5	10	10	74
TCJA transition tax payment	—	33	77	33
Divestiture-related restructuring after-tax payment impacts	1	6	5	6
Adjusted free cash flow (c)	$1,537	$2,161	$4,494	$4,632

Net income attributable to 3M	$1,434	$1,430	$4,582	$4,044
Adjustments for special items:
Significant litigation-related charges/benefits	—	—	—	(39)
(Gain)/loss on sale of businesses	—	—	—	(303)
Divestiture-related restructuring actions	—	—	—	46
Adjusted net income attributable to 3M (a)	$1,434	$1,430	$4,582	$3,748
Adjusted free cash flow conversion (c)	107%	151%	98%	124%
______________________________________
(b)Free cash flow and free cash flow conversion are not defined under U.S. generally accepted accounting principles (GAAP). Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines free cash flow as net cash provided by operating activities less purchases of property, plant and equipment. It should not be inferred that the entire free cash flow amount is available for discretionary expenditures. The Company defines free cash flow conversion as free cash flow divided by net income attributable to 3M. The Company believes free cash flow and free cash flow conversion are meaningful to investors as they function as useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
(c)Adjusted free cash flow and adjusted free cash flow conversion are not defined under U.S. GAAP. Therefore, they should not be considered a substitute for income or cash flow data prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted free cash flow as net cash provided by operating activities, adjusted for special items, less purchases of property, plant and equipment. Cash payments associated with special items in the determination of adjusted free cash flow are reflected net of applicable tax using the U.S. statutory corporate tax rate during the period of payment. It should not be inferred that the entire adjusted free cash flow amount is available for discretionary expenditures. The Company defines adjusted free cash flow conversion as adjusted free cash flow divided by net income attributable to 3M, adjusted for special items. Special items for the periods presented include the items described in section entitled “Description of Special Items”. The Company believes adjusted free cash flow and adjusted free cash flow conversion are meaningful to investors as they are useful measures of performance and the Company uses these measures as an indication of the strength of the company and its ability to generate cash.

	Adjusted EBITDA (non-GAAP measure) (d)		Adjusted EBITDA Margin (non-GAAP measure) (d)
	Three months ended September 30,		Three months ended September 30,
(Dollars in millions)	2021	2020	2021	2020
Safety and Industrial	$769	$923	23.8%	30.6%
Transportation and Electronics	571	613	23.3%	26.5%
Health Care	687	653	30.5%	30.2%
Consumer	369	378	24.2%	26.8%
Corporate and Unallocated	(1)	(35)
Elimination of Dual Credit	(131)	(142)
Total Company	$2,264	$2,390	25.3%	28.6%

	Adjusted EBITDA (non-GAAP measure) (d)		Adjusted EBITDA Margin (non-GAAP measure) (d)
	Nine months ended September 30,		Nine months ended September 30,
(Dollars in millions)	2021	2020	2021	2020
Safety and Industrial	$2,589	$2,508	26.4%	29.2%
Transportation and Electronics	1,910	1,654	25.6%	25.5%
Health Care	2,091	1,714	30.9%	28.2%
Consumer	1,040	990	23.7%	25.4%
Corporate and Unallocated	(41)	(84)
Elimination of Dual Credit	(428)	(374)
Total Company	$7,161	$6,408	26.8%	27.2%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

	Three months ended		Nine months ended
Adjusted EBITDA (non-GAAP measure) (dollars in millions)	September 30, 2021	September 30, 2020	September 30, 2021	September 30, 2020
Net sales	$8,942	$8,350	$26,743	$23,601

Net income attributable to 3M	1,434	1,430	4,582	4,044
Add/(subtract):
Net income/(loss) attributable to noncontrolling interest	3	4	7	3
(Income)/loss from unconsolidated subsidiaries, net of taxes	(4)	1	(7)	1
Provision for income taxes	324	391	1,058	1,016
Other expense/(income):
Interest (Income)/expense	111	123	352	364
Pension & OPEB non-service cost (benefit)	(80)	(40)	(239)	(116)
Depreciation and amortization expense	476	481	1,408	1,413
Adjustments for special items:
Significant litigation-related charges/(benefits)	—	—	—	17
(Gain)/loss on sale of businesses	—	—	—	(389)
Divestiture-related restructuring actions	—	—	—	55
Adjusted EBITDA (d)	$2,264	$2,390	$7,161	$6,408

Adjusted EBITDA margin (d)	25.3%	28.6%	26.8%	27.2%

Adjusted EBITDA (non-GAAP measure) Three months ended September 30, 2021 (dollars in millions)	Safety and Industrial	Transportation and Electronics		Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$3,235	$2,450		$2,249	$1,525	$3	$(520)	$8,942

Business segment operating income (measure of segment operating performance)	620	465		529	332	(27)	(131)	1,788
Add/(subtract):
Depreciation and amortization	149	106	—	158	37	26		476
Adjustments for special items:
None
Adjusted EBITDA (non-GAAP measure) (d)	$769	$571		$687	$369	$(1)	$(131)	$2,264

Adjusted EBITDA margin (non-GAAP measure) (d)	23.8%	23.3%		30.5%	24.2%			25.3%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Three months ended September 30, 2020 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$3,017	$2,316	$2,160	$1,412	$(2)	$(553)	$8,350

Business segment operating income (measure of segment operating performance)	774	514	493	343	(73)	(142)	1,909
Add/(subtract):
Depreciation and amortization	149	99	160	35	38		481
Adjustments for special items:
None							—
Adjusted EBITDA (non-GAAP measure) (d)	$923	$613	$653	$378	$(35)	$(142)	$2,390

Adjusted EBITDA margin (non-GAAP measure) (d)	30.6%	26.5%	30.2%	26.8%			28.6%

Adjusted EBITDA (non-GAAP measure) Nine months ended September 30, 2021 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$9,816	$7,463	$6,775	$4,380	$2	$(1,693)	$26,743

Business segment operating income (measure of segment operating performance)	2,149	1,602	1,614	932	(116)	(428)	5,753
Add/(subtract):
Depreciation and amortization	440	308	477	108	75		1,408
Adjustments for special items:
None
Adjusted EBITDA (non-GAAP measure) (d)	$2,589	$1,910	$2,091	$1,040	$(41)	$(428)	$7,161

Adjusted EBITDA margin (non-GAAP measure) (d)	26.4%	25.6%	30.9%	23.7%			26.8%

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)

Adjusted EBITDA (non-GAAP measure) Nine months ended September 30, 2020 (dollars in millions)	Safety and Industrial	Transportation and Electronics	Health Care	Consumer	Corporate and Unallocated	Elimination of Dual Credit	Total Company
Net sales	$8,601	$6,492	$6,087	$3,893	$(1)	$(1,471)	$23,601

Business segment operating income (measure of segment operating performance)	2,091	1,338	1,246	886	125	(374)	5,312
Add/(subtract):
Depreciation and amortization	417	316	468	104	108		1,413
Adjustments for special items:
Significant litigation-related charges/benefits					17		17
(Gain)/loss on sale of businesses					(389)		(389)
Divestiture-related restructuring actions					55		55
Adjusted EBITDA (non-GAAP measure) (d)	$2,508	$1,654	$1,714	$990	$(84)	$(374)	$6,408

Adjusted EBITDA margin (non-GAAP measure) (d)	29.2%	25.5%	28.2%	25.4%			27.2%
______________________________________
(d)Adjusted EBITDA and adjusted EBITDA margin are not defined under U.S. GAAP. Therefore, adjusted EBITDA and adjusted EBITDA margin should not be considered a substitute for other measures prepared in accordance with U.S. GAAP and may not be comparable to similarly titled measures used by other companies. The Company defines adjusted EBITDA as net income attributable to 3M, adjusted for net income/(loss) attributable to noncontrolling interest, (income)/loss from unconsolidated subsidiaries, provision for income taxes, other expense/(income), depreciation and amortization expense, and special items. For business segments, the Company defines adjusted EBITDA as business segment operating income (3M’s measure of segment operating performance) adjusted for depreciation and amortization expense. The Company defines adjusted EBITDA margin as adjusted EBITDA divided by net sales. Special items for the periods presented include the items described in the section entitled “Description of Special Items”. The Company considers these non-GAAP measures in evaluating and managing the Company’s operations. The Company believes adjusted EBITDA and adjusted EBITDA margin are meaningful to investors as they provide useful analyses of ongoing underlying operating trends.

Net Debt (non-GAAP measure)	September 30, 2021	December 31, 2020
Total debt	$18,165	$18,795
Less: Cash, cash equivalents and marketable securities	5,763	5,068
Net debt (e)	$12,402	$13,727
______________________________________
(e)Net debt is not defined under U.S. GAAP and may not be computed the same as similarly titled measures used by other companies. The Company defines net debt as total debt less the total of cash, cash equivalents and current and long-term marketable securities. 3M believes net debt is meaningful to investors as 3M considers net debt and its components to be an important indicator of liquidity and a guiding measure of capital structure strategy.

3M Company and Subsidiaries
SUPPLEMENTAL FINANCIAL INFORMATION
NON-GAAP MEASURES – (CONTINUED)
(Unaudited)
Description of Special Items:
In addition to reporting financial results in accordance with U.S. GAAP, the Company also provides various non-GAAP measures that incorporate adjustments for the impacts of special items. Special items incorporated in the preparation of these non-GAAP measures for the periods presented include the items described below:
Significant litigation-related charges/benefits:
•In the first quarter of 2020, 3M recorded a net pre-tax charge of $17 million ($13 million after tax) related to PFAS (certain perfluorinated compounds) matters. The charge was more than offset by a reduction in tax expense of $52 million related to resolution of tax treatment with authorities regarding the previously disclosed 2018 agreement reached with the State of Minnesota that resolved the Natural Resources Damages lawsuit. These items, in aggregate, resulted in a $39 million after-tax benefit. In the third quarter of 2021 and 2020, 3M made payments of approximately $7 million and $13 million, respectively, related to significant litigation-related matters. In the first nine months of 2021 and 2020, 3M made payments of approximately $14 million and $94 million, respectively, related to significant litigation-related matters.
Gain/loss on sale of businesses:
•In the first quarter of 2020, 3M recorded a pre-tax gain of $2 million ($1 million loss after tax) related to the sale of its advanced ballistic-protection business and recognition of certain contingent consideration. In the second quarter of 2020, 3M recorded a pre-tax gain of $387 million ($304 million after tax) related to the sale of its drug delivery business.
Divestiture-related restructuring actions:
•In the third quarter and first nine months of 2021, 3M made payments of approximately $2 million and $7 million, respectively, associated with divestiture-related restructuring actions.
•In the second quarter of 2020, following the divestiture of substantially all of the drug delivery business, management approved and committed to undertake certain restructuring actions addressing corporate functional costs and manufacturing footprint across 3M in relation to the magnitude of amounts previously allocated/burdened to the divested business. As a result, 3M recorded a pre-tax charge of $55 million ($46 million after tax).
Enactment/measurement period adjustments related to the Tax Cuts and Jobs Act (TCJA)
•In the first nine months of 2021, 3M made payments of approximately $77 million related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA. In the third quarter of 2020, 3M made payments of approximately $33 million related to the transition tax expense incurred as a result of the 2017 enactment of the TCJA.

3M Company and Subsidiaries
SALES CHANGE ANALYSIS (f)
(Unaudited)

	Three months ended September 30, 2021
Sales Change Analysis By Geographic Area	Americas	Asia- Pacific	Europe, Middle East and Africa	World- Wide
Volume – organic	5.4%	5.1%	3.1%	4.9%
Price	2.0	0.5	1.1	1.4
Organic local-currency sales	7.4	5.6	4.2	6.3
Divestitures	—	—	—	—
Translation	0.5	1.2	1.0	0.8
Total sales change	7.9%	6.8%	5.2%	7.1%

	Three months ended September 30, 2021
Worldwide Sales Change By Business Segment	Organic local- currency sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	6.1%	—%	—%	1.1%	7.2%
Transportation and Electronics	5.1	—	—	0.7	5.8
Health Care	3.3	—	—	0.8	4.1
Consumer	7.6	—	—	0.5	8.1
Total Company	6.3	—	—	0.8	7.1

	Nine months ended September 30, 2021
Sales Change Analysis By Geographic Area	Americas	Asia- Pacific	Europe, Middle East and Africa	World- Wide
Volume – organic	11.2%	11.1%	8.6%	10.7%
Price	1.3	(0.1)	0.8	0.8
Organic local-currency sales	12.5	11.0	9.4	11.5
Divestitures	(0.8)	—	(1.5)	(0.7)
Translation	0.5	3.7	6.2	2.5
Total sales change	12.2%	14.7%	14.1%	13.3%

	Nine months ended September 30, 2021
Worldwide Sales Change By Business Segment	Organic local- currency sales	Acquisitions	Divestitures	Translation	Total sales change
Safety and Industrial	11.0%	—%	—%	3.1%	14.1%
Transportation and Electronics	12.4	—	—	2.6	15.0
Health Care	11.4	—	(2.7)	2.6	11.3
Consumer	10.8	—	—	1.7	12.5
Total Company	11.5	—	(0.7)	2.5	13.3
______________________________________
(f)Total sales change is calculated based on reported sales results. The components of sales change include organic local-currency sales, acquisitions, divestitures, and translation. Organic local-currency sales include both organic volume impacts (which excludes acquisition and divestiture impacts) and selling price changes. Acquisition and divestiture impacts are measured separately for the first 12 months post-transaction.

3M Company and Subsidiaries
BUSINESS SEGMENTS
(Unaudited)
3M discloses business segment operating income as its measure of segment profit/loss, reconciled to both total 3M operating income and income before taxes. Note 19 to 3M’s consolidated financial statements in its 2020 Annual Report on Form 10-K describes 3M’s business segments and measure of segment operating performance used by 3M’s chief operating decision maker (CODM). As discussed therein, the measure of segment operating performance includes dual credit for certain related operating income and excludes certain expenses and income that are not allocated to business segments and instead reflected in Corporate and Unallocated. Additionally, the following special items are excluded from business segment operating income and, instead, are included within Corporate and Unallocated: significant litigation-related charges/benefits, gain/loss on sale of businesses, and divestiture-related restructuring actions.
Effective in the first quarter of 2021, the measure of segment operating performance used by 3M’s CODM changed and, as a result, 3M’s disclosed measure of segment profit/loss (business segment operating income) was updated. The change to business segment operating income aligns with the update to how the CODM assesses performance and allocates resources for the Company’s business segments. The change included the following:
Changes in cost attribution
The extent of allocation and method of attribution of certain net costs were updated to result in fewer items remaining in Corporate and Unallocated and, instead, including them in 3M’s business segments’ operating performance. Previously, a larger portion of ongoing corporate staff costs and costs associated with centrally managed material resource centers was retained in Corporate and Unallocated. In addition, portions of pension costs and costs associated with certain centrally managed but ongoing business-related legal matters, along with certain insurance-related costs, were retained in Corporate and Unallocated.
Continued alignment of customer account activity
As part of 3M’s regular customer-focus initiatives, the Company realigned certain customer account activity (“sales district”) to correlate with the primary divisional product offerings in various countries and reduce complexity for customers when interacting with multiple 3M businesses. This impacted the amount of dual credit certain business segments receive as a result of sales district attribution.
Also effective in the first quarter of 2021, within 3M’s Consumer business segment, certain safety products formerly within the Construction and Home Improvement Division and the Stationery and Office Division were moved to the newly-named Consumer Health and Safety Division (formerly the Consumer Health Care Division).
The financial information presented herein reflects the impact of the preceding changes for all periods presented.

BUSINESS SEGMENT INFORMATION	Three months ended September 30,		Nine months ended September 30,
NET SALES
(Millions)	2021	2020	2021	2020
Safety and Industrial	$3,235	$3,017	$9,816	$8,601
Transportation and Electronics	2,450	2,316	7,463	6,492
Health Care	2,249	2,160	6,775	6,087
Consumer	1,525	1,412	4,380	3,893
Corporate and Unallocated	3	(2)	2	(1)
Elimination of Dual Credit	(520)	(553)	(1,693)	(1,471)
Total Company	$8,942	$8,350	$26,743	$23,601

3M Company and Subsidiaries
BUSINESS SEGMENTS– (CONTINUED)
(Unaudited)

BUSINESS SEGMENT INFORMATION	Three months ended September 30,		Nine months ended September 30,
OPERATING INCOME
(Millions)	2021	2020	2021	2020
Safety and Industrial	$620	$774	$2,149	$2,091
Transportation and Electronics	465	514	1,602	1,338
Health Care	529	493	1,614	1,246
Consumer	332	343	932	886
Elimination of Dual Credit	(131)	(142)	(428)	(374)
Total business segment operating income	1,815	1,982	5,869	5,187
Corporate and Unallocated
Special items:
Significant litigation-related (charges)/benefits	—	—	—	(17)
Gain/(loss) on sale of businesses	—	—	—	389
Divestiture-related restructuring actions	—	—	—	(55)
Other corporate expense - net	(27)	(73)	(116)	(192)
Total Corporate and Unallocated	(27)	(73)	(116)	125
Total Company operating income	1,788	1,909	5,753	5,312

Other expense/(income), net	31	83	113	248
Income before income taxes	$1,757	$1,826	$5,640	$5,064
About 3M
At 3M, we apply science in collaborative ways to improve lives daily as our employees connect with customers all around the world. Learn more about 3M’s creative solutions to the world’s problems at www.3M.com or on Twitter @3M or @3MNews.
Contacts
3M
Investor Contacts:
Bruce Jermeland, 651-733-1807
or
Tony Riter, 651-733-1141
or
Diane Farrow, 612-202-2449
or
Media Contact:
Tim Post, 612-398-4190